Exhibit 36.1

Certification

I, Jane Lam, certify as of March 12, 2025 that:

1.                  I have reviewed the prospectus relating to those classes of Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C1, Commercial Mortgage Pass-Through Certificates, Series 2025-5C1, the offer and sale of which are registered (the “securities”) and am familiar with, in all material respects, the following: The characteristics of the securitized assets underlying the offering (the “securitized assets”), the structure of the securitization, and all material underlying transaction agreements as described in the prospectus;

2.                  Based on my knowledge, the prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.                  Based on my knowledge, the prospectus and other information included in the registration statement of which it is a part fairly present, in all material respects, the characteristics of the securitized assets, the structure of the securitization and the risks of ownership of the securities, including the risks relating to the securitized assets that would affect the cash flows available to service payments or distributions on the securities in accordance with their terms; and

4.                  Based on my knowledge, taking into account all material aspects of the characteristics of the securitized assets, the structure of the securitization, and the related risks as described in the prospectus, there is a reasonable basis to conclude that the securitization is structured to produce, but is not guaranteed by this certification to produce, expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the securities (or other scheduled or required distributions on the securities, however denominated) in accordance with their terms as described in the prospectus.

5.                  The foregoing certifications are given subject to any and all defenses available to me under the federal securities laws, including any and all defenses available to an executive officer that signed the registration statement of which the prospectus referred to in this certification is part.

Date: March 12, 2025

By: /s/ Jane Lam
      Name: Jane Lam

      Title: Chief Executive Officer & President

MSBAM 2025-5C1 – Depositor CEO Certification